SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

MACH ONE CORPORATION
(Name of Registrant as Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

 (INTENDED TO BE DISTRIBUTED TO SHAREHOLDERS ON OR ABOUT DECEMBER 11, 2009)

MACH ONE CORPORATION
974 Silver Beach Road
Belgium, Wisconsin 53004
(888) 400-7179
_____________________________

Notice of Stockholder Action by Written Consent

December 1, 2009

Dear Stockholder:

The purpose of this Information Statement is to inform the holders of record, as of the close of business on November 2, 2009 (the "Record Date"), of shares of common stock, par value $0.001 per share (the "Common Stock") of Mach One Corporation, a Nevada corporation (the "Company"), that holders of the majority of Common Stock have taken action by written consent as of November 2, 2009, to approve the following:

To authorize the Company's officers and board of directors to amend the Company’s Articles of Incorporation in the state of Nevada to increase the authorized Common Stock of the Corporation from Two Hundred and Thirty-Nine Million, Five Hundred Thousand (239,500,000) shares to Five Hundred Million (500,000,000) shares of Common Stock, par value $0.001.

Nevada corporation law and the Company's bylaws permit holders of a majority of the voting power to take a stockholder action by written consent. Accordingly, the Company will not hold a meeting of its stockholders to consider or vote upon the increase of authorized shares.

We encourage you to read the attached Information Statement carefully, including the exhibits, for further information regarding these actions.  In accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"), the approval of the action described herein by the holders of a majority of the voting power of the Company will be deemed ratified and effective at a date that is at least twenty (20) days after the date this Information Statement has been mailed or furnished to our stockholders.  This Information Statement is first being mailed or furnished to stockholders on or about December 11, 2009.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS, AND NO STOCKHOLDERS' MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN.

This Information Statement is being furnished to you solely for the purpose of informing stockholders of the matters described herein in compliance with Regulation 14C of the Exchange Act.

Sincerely,

MACH ONE CORPORATION

/s/ Tad M. Ballantyne
Interim Chief Executive Officer

WE ARE NOT ASKING FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND A PROXY

 (INTENDED TO BE DISTRIBUTED TO SHAREHOLDERS ON OR ABOUT DECEMBER 11, 2009)

MACH ONE CORPORATION
974 Silver Beach Road
Belgium, Wisconsin 53004
(888) 400-7179

Information Concerning Actions by Written Consent

Date and Purpose of Written Consent

On November 2, 2009, stockholders holding 102,505,307 shares, which constitutes a majority of the voting power of our Company, took action by written consent for the purpose of approving an amendment to the Articles of Incorporation of the Company to increase the authorized capital of the Company from Two Hundred and Thirty-Nine Million, Five Hundred Thousand (239,500,000) shares to Five Hundred Million (500,000,000) shares of Common Stock, par value $0.001 (the “Amendment”).

Stockholders Entitled to Notice

As of November 2, 2009 there were 172,021,946 shares of our Common Stock issued and outstanding. Holders of our Common Stock are entitled to one vote per share. Stockholders of record at the close of business on November 2, 2009, will be entitled to receive this Notice and Information Statement.

Proxies

No proxies are being solicited.

Consents Required

The approval and adoption of the Amendment requires the consent of the holders of a majority of the shares of issued and outstanding Common Stock.

On November 2, 2009, stockholders holding 102,505,307 shares, or approximately 59.6% of our issued and outstanding Common Stock, delivered a written consent to us adopting the proposal set forth herein. For a detailed breakdown of the beneficial ownership of our Common Stock, please see Common Stock Ownership of Certain Beneficial Owners and Management below.

Information Statement Costs

The cost of delivering this information statement, including the preparation, assembly and mailing of the information statement, as well as the cost of forwarding this material to the beneficial owners of our capital stock will be borne by us. We may reimburse others for expenses in forwarding information statement materials to the beneficial owners of our capital stock.

Common Stock Ownership of Certain Beneficial Owners and Management

The following table sets forth information as of November 2, 2009, regarding the beneficial ownership of the Company’s Common Stock of (i) each person known to the Company to be the beneficial owner, within the meaning of Section 13(d) of the Exchange Act, of more than 5% of the outstanding shares of Common Stock, (ii) each Director of the Company, (iii) each executive officer of the Company and (iv) all executive officers and Directors of the Company as a group.   Each of the beneficial owners named below has sole voting and investment power with respect to the shares listed.  On such date, there were 172,021,946 shares of the Company’s Common Stock issued and outstanding.

Name and Address	Title of Class	Shares Beneficially Owned		% of Shares Outstanding
Monte B. Tobin, Director	Common	11,000,000		6.39%
6430 Congress Dr., West Bend, WI 53095

Dr. Peter C. Nash, Chief Science Officer	Common	500,000		0.29%
18811 Maple Leaf Dr., Eden Prairie, MN 55346

Patrick G. Sheridan, Chief Financial Officer and Secretary	Common	500,000		0.29%
4555 Harriet Ave., Minneapolis, MN

Steven M. Grubner, Acting President and Chief Operating Officer	Common	2,200,000		1.28%
728 S. Prairie Ave., Barrington, IL 60010

Mark A. Thomas, Director	Common	9,100,000	(2)	5.29%
13277 Teller Lake Way, Broomfield, CO 80020

Tad M. Ballantyne, Acting Chief Executive Officer	Common	9,377,600	(3)	5.45%
5118 Hunt Club Dr., Racine, WI 53402

Kevin G. Sallstrom, Director	Common	2,750,000		1.60%
Box AA Winthrop, MN 55396

Brittin Eustis, Director	Common	4,800,000	(4)	2.79%
1295 Bandana Blvd. N., Ste. 240, St. Paul, MN 55108

AAR Accounts Family Limited Partnership (5)	Common	13,716,307		7.97%
17 Beverly Rd., Little Neck, NY 11363

Thomas Plant	Common	14,300,000	(1)	8.31%
1307 Saintsbury, Las Vegas, NV

Terralina Party Ltd. (6)	Common	9,761,400		5.68%
PO Box 35, Cressy Tasmania 7302

Officers and Directors (8 persons)		40,227,600		23.39%
_____________________________________________________
(1)	Includes 3,000,000 shares owned by The Corporation for Advanced Applications of which Mr. Plant maintains beneficial ownership.

(2)	Includes 3.250,000 shares in the name of the Thomas Family Trust of which Mr. Thomas is the beneficial owner.

(3)
Includes 8,440,000 shares held by Mackay Limited Partnership over which Mr. Ballantyne exercises control. Mr. Ballantyne is the majority owner of Thomsen Group, LLC which owns 500,000 shares of the Company’s Class B Preferred Stock. Each share of Class B Preferred Stock is convertible at any time into two shares of Common Stock.

(4)	M r. Eustis is also the owner of 4,800,000 shares of the Company’s Class C Preferred Stock. Each share of Class C Preferred Stock is convertible at any time into one share of Common Stock.

(5)	Andrew A. Roth is General Partner of AAR Family Limited Partnership.

(6)	Philip Simpson is the General Partner of Terralina Party, Lrd.

SHAREHOLDERS’ ACTION

AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE THE
NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

General Information

As of the Record Date, we are authorized, pursuant to our Articles of Incorporation, to issue up to Two Hundred and Thirty-Nine Million, Five Hundred Thousand (239,500,000) shares of our Common Stock.  We propose to increase our authorized shares from Two Hundred and Thirty-Nine Million, Five Hundred Thousand (239,500,000) shares to Five Hundred Million (500,000,000) shares of Common Stock, par value $0.001.

The holders of shares representing a majority of the Company's outstanding voting stock have given their written consent to increase the number of authorized shares.  Under Nevada corporation law and the Company's bylaws, the consent of the holders of a majority of the voting power is effective as stockholders' approval.  We will file an Amendment to the Articles of Incorporation of the Company (the "Amendment") in order to increase the number of authorized shares, provided, however, that in accordance with the requirements of the Exchange Act and Regulation 14C promulgated thereunder, the increase in the number of authorized shares will not be filed with the Secretary of State of Nevada or become effective until at least twenty (20) calendar days after the mailing of this Information Statement.

The Amendment will not result in any changes to the issued and outstanding shares of Common Stock of the Company and will only affect the number of shares that may be issued by the Company in the future.

Reasons for the Proposal

The primary purpose of this Amendment is to make available for future issuance by us additional shares of Common Stock and to have a sufficient number of authorized and unissued shares of Common Stock to maintain flexibility in our corporate strategy and planning.  Such corporate purposes might include acquiring other businesses in exchange for shares of the Company's Common Stock; facilitating broader ownership of the Company's stock by effecting stock splits or issuing a stock dividend; flexibility for possible future financings; and attracting and retaining valuable employees and directors through the issuance of additional stock options or awards.  The Board of Directors believes that these additional shares will provide the Company with needed flexibility to issue shares in the future without potential expense and delay incident to obtaining stockholder approval for a particular issuance in the future.

As of November 2, 2009, the Company had 172,021, 946 shares issued and outstanding and approximately 35,802,506 reserved for conversion of outstanding Convertible Notes, Convertible Class B and Class C Preferred Stock and Warrants leaving approximately 31,675,548 authorized, unissued and unreserved shares of Common Stock available for future issuance.  If this proposal was not adopted, the Company may not have sufficient additional shares of Common Stock available for future employee retention, financings, acquisition or other corporate purposes.  Although we are in negotiations with a potential acquisition candidate and for private financing, at the present time there have been no definitive agreements executed for any public or private financing or issuance of shares in an acquisition.  The Board of Directors has determined that it is desirable for the Company to increase the number of shares of authorized Common Stock in order to meet needs that may arise from time to time in the future.

Amendment

The Third Article of the Company’s Article of Incorporation will be amended to read as follows:

"The total authorized shares shall be 510,500,000 shares consisting of the following:

(i)   500,000,000 shares of Common Stock at the par value of $0.001;
(ii)  1,000,000 shares of Series A Preferred Stock par value $0.05;
(iii) 500,000 shares of Series B Preferred Stock par value $0.05;
(iv) 8,000,000 shares of Series C Preferred Stock par value $0.05, and
(v)  1,000,000 shares of Preferred stock par value $0.05 of which the rights, preferences, series and designations shall be determined by the Board of Directors.”

A copy of the Certificate of Amendment to the Articles of Incorporation is attached as Exhibit A.

Potential Anti-Takeover Aspects

Shares of authorized and unissued Common Stock could be issued in one or more transactions that could make it more difficult, and therefore less likely, for a takeover of the Company. Although the Board of Directors does not have the present intention to use the additional authorized shares as an anti-takeover device, the issuance of additional Common Stock could have the effect of diluting the stock ownership of persons seeking control of the Company and the possibility of such dilution could have a deterrent effect on persons seeking to acquire control.  For example, shares of Common Stock can be privately placed with purchasers who support a board of directors in opposing a tender offer or other hostile takeover bid, or can be issued to dilute the stock ownership and voting power of a third party seeking a merger or other extraordinary corporate transaction.  Accordingly, the power to issue additional shares of Common Stock could enable the Board of Directors to make it more difficult to replace incumbent directors and to accomplish business combinations opposed by the incumbent Board of Directors.

Principal Effects on Outstanding Common Stock

The proposal to increase the authorized capital stock will affect the rights of existing holders of Common Stock to the extent that future issuances of Common Stock will reduce each existing stockholder's proportionate ownership and may dilute earnings per share of the shares outstanding at the time of any such issuance.  The amendment to the Articles of Incorporation will be effective upon filing with the Secretary of State for Nevada.

No Dissenter's Rights

Under Nevada Law, our dissenting shareholders are not entitled to appraisal rights with respect to our amendment, and we will not independently provide our shareholders with any such right.

 Conclusion

As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the Amendment.  Your consent to the Amendment is not required and is not being solicited in connection with this action.  This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.  THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

We file annual and special reports and other information with the SEC. Certain of our SEC filings are available over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities:

Public Reference Room Office
100 F Street, N.E.
Room 1580
Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call 1-202-551-8090 for further information on the operations of the public reference facilities.

Neither the Securities and Exchange Commission nor any state regulatory authority has approved or disapproved these transactions, passed upon the merits or fairness of the transactions, or determined if this information statement is accurate or complete. Any representation to the contrary is a criminal offense.

MACH ONE CORPORATION

By Order of the Board of Directors

Dated: December 1, 2009	By: /s/ Tad M. Ballantyne
Tad M. Ballantyne, Acting President and Chief Executive Officer

EXHIBIT A

CERTIFICATE OF AMENDMENT

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Mach One Corporation

2. The articles have been amended as follows: (provide article numbers, if available)

THIRD:

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: Majority - over 50%

4. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X [signature]

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Amend Profit-After
Revised: 3-6-09